EXHIBIT 99.1

T-Mobile Announces Planned Chief Financial Officer Transition

Jessica Uhl Appointed CFO Designate; To Succeed Peter Osvaldik as Chief Financial Officer in February 2027

Peter Osvaldik to Continue as CFO Through a Transition Period Before Assuming a Strategic Advisor Role Until His Planned July 1, 2027 Retirement

BELLEVUE, Wash. — Thursday, September 3, 2026 — T-Mobile US, Inc. (NASDAQ: TMUS) today announced that Jessica Uhl will join the company as CFO Designate and succeed Peter Osvaldik as Chief Financial Officer in February 2027, as part of the company’s long-term leadership succession planning. The announcement follows Osvaldik’s previous one-year contract extension to support the CEO transition.

Uhl, former Chief Financial Officer of Shell and most recently President of GE Vernova, will join T-Mobile as CFO Designate effective mid-September. Uhl will work alongside current Chief Financial Officer Peter Osvaldik during an extended transition period and will succeed him as CFO in February 2027. Osvaldik will then assume a Strategic Advisor role until his planned retirement from T-Mobile at the conclusion of his contract on July 1, 2027.

Uhl brings extensive financial and strategic leadership experience from a 30-year career leading large-scale global businesses and prudently allocating capital. As CFO of Shell, one of the world’s largest and most complex enterprises, she oversaw financial strategy, capital markets execution and investor relations across a business operating in more than 70 countries. She developed and led emerging businesses across Shell’s diverse portfolio, spanning infrastructure, commodity and consumer markets.

Most recently, as President of GE Vernova, Uhl oversaw corporate development, strategy, ventures research and development, as well as the company’s generative AI program. Her experience leading through transformation, allocating capital at scale, scaling new businesses and deploying emerging technologies, positions her to partner with T-Mobile’s leadership team as the company advances its next era of disruption, profitable growth and innovation.

“I am thrilled to welcome Jessica to T-Mobile,” said Srini Gopalan, President and CEO of T-Mobile. “She brings deep financial and strategic acumen, capital allocation expertise and an innovative growth mindset that is a perfect fit for T-Mobile’s next era. Jessica has a distinguished track record leading complex businesses, effectively balancing strategic investments with financial and operational discipline. After a thorough search process, I am confident Jessica is the right leader to help shape our growth agenda as CFO, and I am grateful she and Peter will collaborate through an extended transition period to ensure continuity and a seamless succession.”

Osvaldik joined T-Mobile in 2016 and has served as Chief Financial Officer since 2020. He will continue as CFO through February 2027, when he will assume a Strategic Advisor role until his planned retirement. The transition is designed to provide continuity across T-Mobile’s financial organization, investor and capital markets relationships, and broader strategic priorities, while enabling a seamless transfer of leadership and institutional knowledge. Osvaldik’s tenure as CFO has been defined by disciplined financial stewardship, consistent financial outperformance, and an unwavering commitment to T-Mobile’s mission.

“Peter’s legacy at T-Mobile is extraordinary,” added Gopalan. “Over more than a decade with the company, his financial rigor, strategic clarity and care for our mission have helped build T-Mobile into the dynamic, innovative and customer-obsessed company it is today. The strong financial foundation Peter has solidified will help propel T-Mobile into its next chapter of growth and expansion. I am deeply grateful for Peter’s partnership and his continued commitment to T-Mobile, from extending his contract to support my transition to CEO to helping ensure continuity as we welcome Jessica and prepare for our next chapter. We wish him the very best in his well-earned retirement.

“T-Mobile is entering a period of extraordinary opportunity,” Gopalan concluded. “We have a long growth runway to continue our leadership in consumer wireless by bringing America’s Best Network to more customers in small markets and rural areas and winning network seekers; accelerating our growth beyond consumer wireless to broadband, T-Mobile for Business and new adjacencies; and further strengthening the customer differentiation that defines this company. Jessica will be a critical strategic and operational partner as we execute with focus, scale our ambitions and create lasting value for customers, employees and shareholders.”

T-Mobile reaffirms its previously stated 2026 financial guidance and maintains its capital return program and long-term financial framework.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience, and undisputable drive for disruption that creates competition and innovation in wireless, broadband and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information, please visit htt ps://w ww.t-mobile.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Any statements that are not historical facts are forward-looking. These forward-looking statements are based on our current expectations, forecasts, and assumptions, and involve a number of risks and uncertainties. Actual results could differ materially from those stated or implied in forward-looking statements. Investors should not place undue reliance on any forward-looking statements. T-Mobile undertakes no obligation to update forward-looking statements as a result of new information, future events, or otherwise.

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